Exhibit 10.02

                       CONFIDENTIAL AGREEMENT AND RELEASE

         In consideration of their mutual promises set forth in this Confidential Agreement and Release ("Agreement and Release"), Frederick H. Abrew and Equitable Resources, Inc. (ERI), intending to be legally bound, hereby agree as follows:

         1. Frederick H. Abrew does hereby voluntarily retire from ERI effective as of August 1, 1997 ("Retirement Date"). It is mutually agreed that the certain Employment Agreement dated as of March 18, 1988 and amended and restated on March 15, 1996 between Mr. Abrew and ERI ("Employment Agreement") is hereby terminated as of August 1, 1997, and ERI and Mr. Abrew shall have no further obligations to each other thereunder, it being understood and agreed that, except as expressly provided herein, the relationship between ERI and Mr. Abrew shall be governed only by the terms of this Agreement and Release.

         2. Mr. Abrew will continue to comply with his obligations of Non Competition and Confidentiality as set forth in the Employment Agreement, which provisions are incorporated herein by reference, for a three-year period after the Retirement Date, ending July 31, 2000. Mr. Abrew shall not, without the written consent of ERI, for a period of three years from the Retirement Date, directly or indirectly, for the benefit of an employer or others, employ, attempt to employ, solicit for employment, or in any other way, assist in employment or hire as an employee, agent, consultant, contractor, or otherwise, any employee of ERI or any affiliate nor solicit or induce any such employee to leave ERI or any affiliate for any reason whatsoever. Mr. Abrew shall not act in any capacity, directly or indirectly, to provide information or services to any third party in any way relating to ERI without ERI's prior written consent.

         3. Mr. Abrew will be paid his remaining unused 1997 vacation, if any, from which required tax withholdings will be made. This amount will be included in his final regular pay check.

         4. All stock options granted to Mr. Abrew under any ERI plan, whether vested or unvested, were forfeited on the Retirement Date and are of no further force or effect.

         5. Conditioned upon Mr. Abrew's compliance with the terms of this Agreement and Release, ERI shall pay Mr. Abrew (i) the sum of $217,750 in a lump sum, minus any required withholding taxes, within seven (7) business days of execution hereof, and (ii) the sum of $43,550 on the 15th of each month, commencing January 15, 1998 and ending on July 15, 2000. In the event of Mr. Abrew's death during the term of the Agreement, provided that Mr. Abrew is not in breach hereof, any remaining payments will be paid monthly to his spouse or, if she is not living, to his estate. No other payments will be forthcoming except as expressly set forth herein.

         6. ERI shall continue to include Mr. Abrew as a participant in and continue to pay when due the employer's portion of the monthly premium for Mr. Abrew's continuation of coverage under ERI's retiree health, medical (including vision and dental care) and life insurance programs through the month of July 2000 at the same levels as on the Retirement Date, subject to such changes in the programs as may affect all other participants. From August 1, 2000, Mr. Abrew is eligible to participate in all ERI retiree programs applicable to him in accordance with the terms of such programs in effect at any time after such date, and nothing contained herein shall be construed as a waiver of any such right thereto which he may have as a retiree.

         7. With respect to the executive life insurance policies owned by ERI , ERI will pay the estimated amount of premiums due through July 2000 to Mr. Abrew in a lump sum equal to $45,000 minus applicable tax withholding, if any. ERI shall have no further obligation to Mr. Abrew with respect to such policies or premiums therefor and may cancel the policies, collect the cash value or take other action with respect to such policies in its sole discretion. The life insurance policies commonly referred to as "Second to Die" will continue to be owned by ERI with premiums to be paid by ERI in accordance with the terms of those policies through July, 2000, subject to the provisions of the Split Dollar Life Insurance Agreement with Mr. Abrew (incorporated herein by reference), which provides for refund to ERI from any proceeds of such policies of all premiums paid by it both before and after the Retirement Date.

         8. Mr. Abrew shall be entitled to receive all benefits accrued prior to July 31, 1997 under the ERI's 401K plan and Deferred Compensation Plan, including the Supplemental Executive Retirement Plan contribution made to the Deferred Compensation Plan on Mr. Abrew's behalf on January 1, 1997. All monies in the Deferred Compensation Plan will be valued as of July 31, 1997 and paid to Mr. Abrew, minus all applicable taxes, if any. Mr. Abrew is not eligible to participate in any of the referenced plans after July 31, 1997.

         9. Mr. Abrew irrevocably and unconditionally remises, releases and forever discharges ERI and all of its affiliates, related companies, subsidiaries, predecessors, past, present and future officers, directors, agents, employees and shareholders, as well as the heirs, successors or assigns of any of such persons or such entities (severally and collectively called "Releasees"), jointly and individually, from any and all claims, demands, issues, or causes of action arising out of, or in any way related to, Mr. Abrew's employment with Releasees or his separation from employment with Releasees, whether asserted by him or on his behalf by any person or entity. This release includes, but is not limited to, claims for back pay, front pay, compensatory damages, liquidated damages, punitive damages, fringe benefits, reinstatement, attorneys' fees, interest, costs, and/or other remedies or relief of any sort whatsoever under any possible legal, equitable, tort, contract, or statutory theory, including, but not limited to, any claims under the Age Discrimination in Employment Act of 1967, as amended, Title VII of the Civil Rights Act of 1964, as amended, the Pennsylvania Human Relations Act, the Americans With Disabilities Act, and other federal, state, and local statutes, ordinances, executive orders or regulations prohibiting discrimination in employment, under the above referenced Employment Agreement or any other asserted obligation of employment, under theories of unjust dismissal or wrongful discharge, under theories of breach of contract or under theories based on any intentional or negligent tort which Mr. Abrew has or may have, whether now known or unknown and of whatever kind or nature against Releasees, which arise on or before the date of execution hereof. It is understood and agreed that this paragraph 9 does not include a discharge by Mr. Abrew of any of the payments or other benefits which are to be provided to Mr. Abrew pursuant to the terms and conditions of this Agreement and Release.

         10. Mr. Abrew agrees that if he makes any claim against ERI relating to his employment by ERI or his separation from employment and such claim is held not to be barred by the release contained in Paragraph 9 or if Mr. Abrew breaches any of the covenants contained herein, then Mr. Abrew agrees to pay to ERI upon demand a sum equal to the amount of payments paid to him or on his behalf pursuant to Paragraphs 4-7 hereof plus interest at the legal rate; in the event of any such claim or breach, ERI shall not be obligated to make any further payments to Mr. Abrew under said paragraphs. Mr. Abrew hereby agrees that before asserting any claim against ERI relating to his employment or his separation from employment in any local, state or federal tribunal or court, Mr. Abrew will tender to ERI all amounts previously paid to him hereunder. This provision will not limit Mr. Abrew's liability if ERI's actual damages exceed the amount received by him under this Agreement and Release. The non-competition, non-disclosure and non-solicitation obligations contained herein shall be extended by the length of time during which Mr. Abrew shall have been in breach of any said provisions.

         11. By entering into this Agreement and Release, ERI in no way thereby admits that it or any other Releasee has treated Mr. Abrew unlawfully or wrongfully in any way. Neither this Agreement and Release nor the implementation thereof shall be construed to be, or shall be admissible in any proceedings as evidence of an admission by ERI or any other Releasee of any violation of or failure to comply with any agreement, obligation, or federal, state, or local law, ordinance, agreement, rule, regulation or order. It is understood and agreed however, that this Agreement and Release and its implementation by either party shall be admissible as evidence in any future arbitration, court or other proceeding alleging a breach of the terms and conditions of this Agreement and Release by either party.

         12. Mr. Abrew and his attorney and ERI and its attorneys shall keep the terms and existence of this Agreement and Release strictly confidential, and they promise not to reveal any such terms and existence to any person or entity other than to governmental taxing authorities or to their tax or financial consultants or as otherwise may be necessary to discharge their obligations hereunder or legal obligations so long as done under strict confidentiality or prior notice is given if confidential protection is not feasible under the circumstances.

         13. Mr. Abrew warrants that he has no complaints, charges or actions now pending against Releasees in any forum and he shall not institute any action against Releasees in any forum based upon any acts or events arising out of or related to his employment with Releasees or his separation from employment with Releasees, except to the extent that any such action may involve arbitration hereunder of any claim by Mr. Abrew that ERI has breached the terms and conditions of this Agreement and Release.

         14. Mr. Abrew shall, in the event that ERI becomes subject to or involved in any claim or legal action relating to events which occurred during his employment, cooperate to the fullest extent possible in the preparation, prosecution, or defense of ERI's case, including, but not limited to, the execution of affidavits or documents or providing information requested by ERI; out-of-pocket expenses related to such assistance will be provided at ERI's expense, subject to ERI's prior approval.

         15. Mr. Abrew acknowledges that he has been given the opportunity to consider this Agreement and Release for at least twenty-one (21) days, which is a reasonable period of time, and that he has been advised to consult with an attorney in relation thereto prior to executing it. Mr. Abrew further acknowledges that he has had a full and fair opportunity to consult with an attorney, that he has carefully read and fully understands all of the provisions of this Agreement and Release, that he has discussed it with his attorney, and that he is voluntarily executing and entering into this Agreement and Release, intending to be legally bound hereby.

         16. For the period of seven (7) days following the execution of this Agreement and Release, Mr. Abrew may revoke it by delivery of a written notice revoking same within that seven-day period to the office of Gene Musial, Human Resources Department, 420 Boulevard of the Allies, Pittsburgh, PA 15219. This Agreement and Release shall not become effective or enforceable until that seven-day revocation period has expired.

         17. The terms and conditions of this Agreement and Release, including any terms incorporated by reference, constitute the full and complete understanding, agreement and arrangement of the parties and there are no agreements, covenants, promises or arrangements other than those set forth herein. Any subsequent alteration in or variance from any term or condition of this Agreement and Release shall be effective only if agreed to in writing by the parties.

         18. This Agreement and Release shall be governed by and construed in accordance with the statutory and decisional law of the Commonwealth of Pennsylvania, without regard to conflicts of law principles. Without limiting the remedies available, Mr. Abrew acknowledges that, because of the potential for immediate and irreparable harm to ERI, damages at law may be an insufficient remedy in the event that Mr. Abrew violates certain terms of this Agreement and Release and that ERI shall be entitled to seek injunctive or other equitable relief in any court of competent jurisdiction to restrain the alleged breach or threatened alleged breach of, or otherwise to specifically enforce, such terms. Except for any such injunctive or equitable relief, all claims, disputes, or causes of action arising between the parties under this Agreement and Release shall be resolved by a strictly confidential arbitration in Pittsburgh, Pennsylvania, under the commercial arbitration rules of the American Arbitration Association before a single arbitrator qualified by education and experience to be mutually agreed upon the parties within ten (10) days of either party's notice to refer a matter to arbitration. Should the parties fail to so agree upon a single arbitrator, then each party shall name an arbitrator within the succeeding ten (10) days, and the two appointed arbitrators shall within the succeeding ten (10) days select a third arbitrator to be Chairman of the arbitration panel. If the two appointed arbitrators fail to so agree upon a Chairman of the arbitration panel within the ten (10) day period, either or both parties shall then have the right to request that the American Arbitration Association appoint a third arbitrator to be Chairman of the arbitration panel in accordance with the rules of the Association. The decision in such arbitration shall be rendered within forty-five (45) days of appointment of the arbitrator(s) and shall be final and binding upon the parties. Judgment may be entered thereon in any court having jurisdiction. Mr. Abrew hereby submits to the exclusive jurisdiction of and venue in any federal or state court sitting in Pittsburgh, Pennsylvania. In any proceeding to enforce this Agreement and Release or recover damages for a breach thereof, the prevailing party shall be entitled to recover reasonable attorney's fees and costs.

         19. ERI agrees to reflect in its official files and provide reference information in response to inquiries regarding Mr. Abrew's separation from employment to indicate only that he voluntarily elected to take an early retirement from ERI. Mr. Abrew should inform prospective employers that Gene Musial, Director-Human Resource Operations, is designated as the person to whom such inquiries should be directed.

         20. In the event Mr. Abrew is requested by any third party to make any statement or otherwise provide information regarding ERI or its management for any reason, Mr. Abrew agrees to first consult with and obtain the consent of ERI's Chief Legal Officer, except to the extent disclosure is legally compelled, in which case reasonable advance notice to said officer will be provided. Subject to the restrictions contained herein, Mr. Abrew may, without the consent of ERI's Chief Legal Officer, confirm to any third party his employment history with ERI. Statements or comments may be made by either party in connection with any arbitration or judicial proceeding hereunder which such party believes necessary or relevant to defend or prove a claim that a party has failed to comply with its obligations hereunder.

         21. In the event either party believes that the other party has failed to comply with its obligations hereunder, notice thereof shall be immediately given to such other party, stating with particularity the alleged noncompliance. The other party shall promptly respond and take any and all corrective action to cure the alleged noncompliance. A negative response or a failure to respond in writing by the other party within ten (10) days of receiving a notice of alleged noncompliance will entitle the notifying party to exercise those rights and remedies provided to him under this Agreement and Release.

         22. All notices hereunder shall be in writing and delivered personally or by certified mail with return receipt requested, registered mail, fax, or courier service to the following addressees of the parties or to such other address as they may by written notice designate; provided no such notice other than certified mail shall be effective as to a party unless actual receipt by him is confirmed:

         Equitable Resources, Inc.             Mr. Frederick H. Abrew
         420 Boulevard of the Allies           107 Linksview Drive
         Pittsburgh, PA 15219                  Bridgeville, PA  15017
         Attn: Corporate Secretary

         23. ERI may assign this Agreement and Release and its rights and obligations (particularly the confidentiality, non-competition and non-solicitation provisions hereof) to any person, corporation or other entity in connection with any merger, sale of assets, recapitalization, or other transaction to which ERI is a party, and after any such assignment, such person, corporation or other entity shall be deemed to be ERI hereunder for all purposes. Mr. Abrew's obligations under this Agreement and Release shall be binding upon his heirs, executors and administrators, and the provisions hereof shall inure to the benefit of and be binding on the successors and assigns of ERI.

         IN WITNESS WHEREOF, the aforesaid parties, intending to be legally bound hereby, have caused this Agreement and Release to be executed as of this 29th day of August, 1997.

EQUITABLE RESOURCES, INC.


By   /s/ Gregory R. Spencer                  /s/ Frederick H. Abrew
   ------------------------------       ----------------------------------
         Gregory R. Spencer                      Frederick H. Abrew
         Senior V.P. & CAO


                                         Sworn to and subscribed before me this

                                         29th day of August, 1997.

                                            /s/ Judith Ann Crawford
                                         ----------------------------------
                                         NOTARY PUBLIC